X    PLEASE MARK VOTES
     AS IN THIS EXAMPLE


GRYPHON HOLDINGS INC.

     1.  Election of Class II Directors.
                                    For  Withhold  For all Except
          David H. Elliott
          Richard W. Hanselman and
          George L. Yeager

     NOTE: If you do not wish your shares voted "For" one or more of the nominees, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

     2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.


RECORD DATE SHARES:


Please be sure to sign and
date this Proxy.     Date:
                            Mark box at right if an address
                            change or comment has been noted
                            on the reverse side of this card.


____________________________________________________________
Shareholder sign here                   Co-owner sign here

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DETACH CARD                                      DETACH CARD


                     GRYPHON HOLDINGS INC.


Dear Shareholder,

Please take note of the important information enclosed with this Proxy. You are being asked to elect the three Class II
Directors of the Company. Before exercising your right to vote, please review the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders to be held on May 12, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Gryphon Holdings Inc.


(reverse)

                                     GRYPHON HOLDINGS INC.
                                        30 Wall Street
                                    New York, New York 10005


  This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Stephen A. Crane and Robert
P. Cuthbert as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated herein, all the shares of common stock of Gryphon Holdings Inc. held of record by the undersigned on April 2, 1998 at the Annual Meeting of Shareholders to be held on May 12, 1998, or any adjournments thereof.

This proxy, when properly executed, will be voted in the
manner directed herein by the shareholder.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
____________________________________________________________

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Please sign exactly as your name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

____________________________________________________________


HAS YOUR ADDRESS CHANGED?         DO YOU HAVE ANY COMMENTS?

________________________          _________________________
________________________          _________________________
________________________          _________________________


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